UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2025

Everspin Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37900	26-2640654
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5670 W. Chandler Blvd., Suite 130

Chandler, Arizona 85226

(Address of principal executive offices, including zip code)

(480) 347-1111

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	MRAM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

Effective January 6, 2025 (the “Appointment Date”), Everspin Technologies, Inc. (the “Company”) appointed William Cooper to serve as the Company’s Chief Financial Officer (“CFO”). Mr. Cooper, age 59, is a certified public accountant and joins the Company from Advanced Micro Devices, Inc. (“AMD”) where he held various executive finance positions from March 2017 to December 2024. Most recently, from January 2024 to December 2024, Mr. Cooper served as Director of Financial Planning and Analysis leading the annual and quarterly planning and budgeting process globally for AMD as well as supporting external reporting and reporting to the board of directors. From March 2017 to January 2024, Mr. Cooper’s previous AMD roles included Director of Finance, with global responsibility for inventory reporting and Sarbanes-Oxley Act compliance, and finance support for supply chain, global operations, and inventory management. Mr. Cooper was also global lead for integration of Xilinx, Inc.’s manufacturing costs and inventory after its acquisition by AMD. From January 2015 to June 2016, Mr. Cooper served as Chief Financial Officer for the Data Division of Volex plc, a maker of data cables used in Networking and Data Centers, as well as in high end medical equipment such as MRI machines. From December 2004 to January 2015, Mr. Cooper held various executive and managerial finance positions with AMD including leading Financial Planning and Analysis, Operations Finance directly supporting the spin-off of AMD’s manufacturing facilities to Global Foundries, Controller of the Europe, Middle East and Africa regions for Sales finance based in Milan, Italy, and Mobile Client division Chief Financial Officer. Prior to AMD, Mr. Cooper spent a decade working in various finance management positions in the medical device industry as well as over five years in the public accounting sector with PricewaterhouseCoopers LLP. Mr. Cooper earned his Bachelor of Business Administration degree in Accounting at the University of Texas at Austin.

The Company and Mr. Cooper executed an offer letter (the “Employment Agreement”), dated November 12, 2024, which includes the following terms: (i) an annual base salary of $300,000 (the “Base Salary”), (ii) an annual target bonus equal to 75% of the Base Salary, (iii) subject to his continued service of a one-year period, a sign-on bonus of $45,000, and (iv) subject to approval by the Company’s Board of Directors, an equity award to be granted under the Company’s Amended and Restated 2016 Equity Incentive Plan for 100,000 restricted stock units (“RSUs”) pursuant to the Company’s standard form RSU agreement. The equity award will vest at the rate of 25% per year on the anniversary date of the grant, subject to his continued service. He will also be eligible for other benefits as described in the Employment Agreement.

In addition, Mr. Cooper will be a participant in the Company’s Executive Change in Control Plan, as may be amended from time to time (the “CIC Plan”), pursuant to which, in the event of termination of his employment with the Company or any acquirer or successor without Cause (as defined in the CIC Plan), or his voluntary termination of his employment for Good Reason (as defined in the CIC Plan), in each case, during the period commencing three months prior to a Change in Control (as defined in the CIC Plan) and ending 12 months following a Change in Control, then, subject to his execution and non-revocation of a general release of claims in favor of the Company within 45 days following the date of such termination, the Company will be obligated to provide the following payments and benefits to Mr. Cooper:

•	a cash payment equal to 12 months of his then-current base salary;

•	a payment of his target incentive bonus payout in the amounts equal to 100% of his incentive bonus target;

•	12 months of COBRA benefits continuation; and

•	acceleration of the vesting of the shares subject to any Equity Awards (as defined in the CIC Plan) held by him on the date of termination such that the then unvested Equity Awards shall vest and become exercisable as to the number of shares subject to such Equity Award that would have vested if he had completed an additional 12 months of employment following the termination date.

A copy of the Employment Agreement is attached hereto as Exhibit 10.1 and the description of the material terms of the Employment Agreement is qualified in its entirety by reference to such exhibit.

There are no arrangements or understandings between Mr. Cooper and any other person pursuant to which Mr. Cooper was appointed as CFO and there are no family relationships between Mr. Cooper and any director or other executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On January 8, 2025, the Company issued a press release announcing the above, a copy of which is attached hereto as Exhibit 99.1.

Interim Chief Financial Officer

On January 6, 2025, and in connection with Mr. Cooper’s appointment, the Company and Matthew Tenorio mutually agreed that he will cease service as the Company’s Interim Chief Financial Officer, principal financial officer and principal accounting officer, effective as of the Appointment Date, and that he will transition to serve, for an interim period, as the Company’s Vice President, Finance.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Offer Letter, dated November 12, 2024, between Everspin Technologies, Inc. and William Cooper

99.1	Press release, dated January 8, 2025

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Everspin Technologies, Inc.

Dated: January 8, 2025	By:	/s/ Sanjeev Aggarwal
Sanjeev Aggarwal
Chief Executive Officer